EXHIBIT 5.1

Baker & McKenzie LLP Two Embarcadero Center, 11th Floor San Francisco, CA 94111-3802, USA Tel: +1 415 576 3000 Fax: +1 415 576 3099 www.bakermckenzie.com

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Washington, DC

October 29, 2010

PLX Technology, Inc.

870 W. Maude Avenue

Sunnyvale, California  94085

RE:          PLX Technology, Inc. - Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to PLX Technology, Inc., a Delaware corporation (the “Company”), in connection with the registration on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended, of an aggregate of 1,500,000 shares of the Company’s common stock (the “Shares”) pursuant to the Company’s 2008 Equity Incentive Plan (Amended and Restated) (the “Plan”).  This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

We have reviewed the Company’s charter documents and the corporate proceedings taken by the Company in connection with the establishment of the Plan.  Based on such review, we are of the opinion that if, as and when the Shares are sold pursuant to the provisions of the Plan and in accordance with the Registration Statement, the Shares will be duly authorized, legally issued, fully paid and non-assessable.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.  Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the Shares.  We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Baker & McKenzie LLP

BAKER & McKENZIE LLP

Baker & McKenzie LLP is a member of Baker & McKenzie International, a Swiss Verein.